[MAC MILLI LOGO]

                           DISTRIBUTION PRE-AGREEMENT

AGREEMENT made this 11th day of November, 2000 between Mac Milli Entertainment, Inc. (hereinafter referred to as "Mac Milli"), located at 251 West 30th Street, New York, NY 10001 and Bodyguard Records.com, Inc. (hereinafter referred to as "Bodyguard"), located at 138 Fulton Street, New York, NY 10001. The parties agree to the following:

Mac Millie will provide the following service to Bodyguard:

     o On line promotion of Bodyguard recording artists on the Mac Milli website

     o On line marketing of Bodyguard recording artists on the Mac Milli website o On line fulfillment of Body guard recording artists on the Mac Milli website

     o In-studio video webcasts (dates and times to be determined by Mac Milli management)

     o    Video streaming for promotional  purposes only

     o A web page containing music, bios and video streaming for Bodyguard artists

All of the above are subject to Mac Milli management's review and approval of each artist's material and content. Mac Milli reserves the right to decline promotion and marketing of any artists it deems not appropriate for the Mac Milli website.

It is understood that your website must contain a Mac Milli icon in order to reach the Mac Milli website and have your product purchased and/or downloaded.

Mac Milli will charge Bodyguard forty percent (40%) of the gross income earned solely from the digital download sales of Bodyguard artists, fulfilled by Mac Milli via the internet.

Mac Milli will charge Bodyguard twenty percent (20%) of all traditional compact disc sales secured as a result of Mac Milli's email direct marketing campaign, fulfilled by Bodyguard.

Bodyguard will provide the following Mac Milli:

     o Complete audio album of the artist on a compact disk, completed artwork and CD liner notes on a zip disk.

     o    Completed videos for the purpose of video streaming

Mac Milli will not participate in any of Bodyguard's income sources generated through retail sales generated via Bodyguard's traditional distribution channels or sold directly to consumers at performances and/or other personal appearances.


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Upon signing this pre-agreement, a formal agreement will be drafted and executed within one month. All parties must agree to the terms of that agreement before any services will commence.

IN WITNESS WHEREOF, the parties hereto have caused their respective names to be subscribed as part of the date and year first written above.


/s/ Marsha Taylor                             /s/ John Rollo
-----------------------------                 ----------------------------------
Marsha Taylor-President                       John Rollo-President
Mac Milli Entertainment                       bodyguard Records.com, Inc.